Exhibit 21

Subsidiaries of the Registrant

The following are subsidiaries of the Registrant as of December 31, 2010 and the jurisdiction in which each is organized. Each of the subsidiaries generally conducts its business using names indicated. Certain subsidiaries are not listed; these omitted subsidiaries individually and in the aggregate do not constitute a significant subsidiary.

Subsidiaries of Hill International, Inc.	State or Country of Organization

Transportation Construction Services, Inc.	Delaware

Hill International (Puerto Rico), Inc.	Delaware

KJM & Associates, Ltd.	Washington

Stanley Baker Hill, LLC*	Delaware

Hill International S.A.*	Luxembourg

Hill International Development Ltd.	British Virgin Islands

Hill International Development (II) Ltd.	British Virgin Islands

PCI Group, LLC	Nevada

Hill International Real Estate, LLC*	Pennsylvania

Hill International Real Estate Partners, LP*	Pennsylvania

Boyken International, Inc.	Georgia

TRS Consultants, Inc.	California

TCM Group, Inc.	California

Subsidiaries of Hill International S.A.

Hill International (Anatolia)	Turkey

SIA Hill International (Baltic)	Latvia

Hill International Services Ltd.	British Virgin Islands

Hill International (UK) Ltd.*	England

Hill International (Bucharest) S.R.L.	Romania

Hill International (Hellas) S.A.	Greece

Hill International (Middle East) Ltd.	British Virgin Islands

Hill Construction Management Ltd.	Serbia

Hill International Rijeka d.o.o.	Croatia

James R. Knowles (Holdings) Ltd.*	England

Hill International (Libya) Ltd.	Malta

Hill International (North Africa) Ltd.	Egypt

Asia/Pacific Hill International Holding PTE Ltd.	Singapore

Gerens Hill International, S.A.*	Spain

Hill International Sp. z o.o	Poland

Subsidiaries of Hill International (UK) Ltd.

Pickavance Group Ltd.	England

John Shreeves Holdings Ltd.*	England

Subsidiaries of James R. Knowles (Holdings) Ltd.

James R. Knowles Global Ltd.*	England

James R. Knowles (Worldwide) Ltd.*	England

James R. Knowles (Australian Holdings) Pty. Ltd.*	Australia

Knowles North American Holdings Inc.*	Canada

Knowles Consultancy Services, Inc.	Canada

Subsidiaries of Gerens Hill International, S.A.

Gerens Hill Gestion de Activos, S.A.	Spain

Hill International de Mexico, S.A. de C.V.	Mexico

Hill International Brasil Participações Ltda.	Brazil

Subsidiary of John Shreeves Holdings Ltd.

John Shreeves & Partners Ltd.	England

*	Parent corporation of additional subsidiaries